EXHIBIT 23.1


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1998 included in Berg Electronics Corp.'s Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

St. Louis, Missouri
June 26, 1998



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